UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): April 22, 2010


National Bancshares Corporation
(Exact name of registrant specified in its charter)
Ohio
(State or other jurisdiction of incorporation)

0-14773
(Commission File Number)

34-1518564
IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio
(Address of principal executive offices)

44667
(Zip Code)

(330) 682-1010
Registrants telephone number, including area code






[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of National Bancshares Corporation (the `Company`) was held on April 22, 2010 for the purpose of considering and voting on the following:

1. To elect three directors for a term of three (3) years;

2. To ratify the selection of Crowe Horwath LLP as the Company`s independent registered public accounting firm for the year ended December 31, 2010; and

3. To transact such other business as may lawfully be brought before the meeting.

The total number of shares of the Company`s common stock issued, outstanding and entitled to vote at the Annual Meeting was 2,205,973 shares of which 1,651,313 shares representing 74.8% were present at the meeting either in person or by proxy. The holders of common stock of the Company voted on two proposals at the Annual Meeting, which were approved. No other business was brought before the meeting. The following is a summary of the final voting results for each proposal presented to our shareholders:


Proposal 1: Our shareholders approved the election of all nominees for director for a period of three (3) years as set forth below:

			Number of	Number of			Broker
			Votes For	Votes Withheld	Abstentions	Non-Votes
Steve Schmid		1,326,022	12,651 		-		312,639
James R. Smail		1,285,660	53,014		-		312,639
Albert W. Yeagley	1,324,663	14,010		-		312,639



Proposal 2: Our shareholders approved the ratification of Crowe Horwath LLP as the Company`s independent public accounting firm as set forth below:

			Number of	Number of			Broker
			Votes For	Votes Against	Abstentions	Non-Votes
Total Shares Voted	1,639,803	9,316		1,693		500



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation


Date:  April 26, 2010

/s/ David C. Vernon
David C. Vernon
President and Chief Executive Officer